Exhibit 10.1

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AMENDED AND RESTATED STATEMENT OF WORK NO. 7

This Amended and Restated Statement of Work No.7 (CW222583), dated as of August 17, 2011 (this “SOW”), is by and between TRX, Inc., a Georgia corporation, located at 2970 Clairmont Road, Suite 300, Atlanta, GA 30329 (“TRX” or “Vendor”), and American Express Travel Related Services Company, Inc., a New York corporation, located at 200 Vesey Street, New York, NY 10285 (“AXP” or “Customer”).

This SOW is issued pursuant to that certain Amended and Restated Master Service Agreement for Application Service Provider (CW143537), dated as of December 3, 2009, between TRX and AXP (the “Agreement”). AXP and TRX previously entered into that certain Statement of Work No. 7, dated as of February 18, 2011 (the “Original SOW NO. 7”). AXP and TRX hereby agree to amend and restate the Original SOW No. 7 in its entirety as set forth herein. Any term not otherwise defined herein, shall have the meaning specified in the Agreement.

TRX provides data consolidation and reporting services to its customers. AXP wishes to private label these services and allow AXP’s Customers to utilize these services through AXP under the terms and conditions set forth in this SOW and the Agreement.

SERVICES: Attached hereto as Exhibit A.

SERVICE LEVEL AGREEMENT: Attached hereto as Exhibit B.

VENDOR KEY PERSONNEL AND PROJECT MANAGERS: Attached hereto as Exhibit C.

FEES: Attached hereto as Exhibit D.

VENDOR THIRD PARTY PROVIDERS: Attached hereto as Exhibit E.

SERVICES/SYSTEMS ENCRYPTION INFORMATION SCHEDULE: Attached hereto as Exhibit F.

TRX TRADEMARK GUIDELINES: Attached hereto as Exhibit G.

APPLICABILITY OF BUSINESS CONTINUATION REQUIREMENTS AND DISASTER RECOVERY PROVISIONS: (Section 13). Applicable as per Exhibit G and Schedule 4 to Statement of Work No. 1.

APPLICABILITY OF MASTER AGREEMENT ESCROW PROVISION: Not Applicable to this SOW.

ADDITIONAL PROVISIONS AND CONDITIONS:

1.	ADDITIONAL DEFINITIONS.

a. “Authorized User(s)” means any individual or entity to whom AXP has granted access to the Services.

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b. “Data Enhancements” means any of the following

*

c. “Data Source” means a Data Type received by TRX from a Data Supplier.

d. “Data Supplier” or “Data Provider” means an entity (e.g. Sabre, CWT, etc) providing TRX with AXP Data by Data Type to be utilized in the performance of the Services.

e. “Data Type” means the specific type of data (e.g. GDS Pre-Trip, Agency Post-Trip Back-Office, Credit Card, etc.) as further described in Exhibit A.

f. “Services” means those services described in Exhibit A, which may also be referred to as the “TRAVELTRAX Services”.

g. “Software” means the software, if any, described on Exhibit A.

h. “Transaction” consists of any invoice detail line item including, but not limited to, a PNR, service fee, debit memo, credit memo, unique financial transaction, ticket exchange, or pre-paid item. See below for examples:

*

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2.	PROVISION OF TRAVELTRAX SERVICES.

2.1 Services. TRX shall provide the TRAVELTRAX Services as detailed herein to AXP’s Customers. This SOW to the Agreement provides the terms and conditions under which each such Customer shall have access to and use of the TRAVELTRAX Services. AXP shall be responsible for entering into agreements with its Customers with respect to the utilization of the TRAVELTRAX Services. Such agreements will contain terms and conditions sufficient to prevent AXP from violating its obligations to TRX under the Agreement, including, without limitation, AXP’s obligations with regard to protection of TRX’s intellectual property and non-disclosure of TRX’s Confidential Information. In the event that an AXP Customer misuses its access to the TRAVELTRAX Services or engages in activity that results in degradation or harm to the TRAVELTRAX Services, TRX may, in TRX’s sole discretion after notice to AXP, immediately terminate such Customer’s access to the TRAVELTRAX Services. In the event of such termination, at the written request of TRX, AXP shall use commercially reasonable efforts to assist TRX in securing the return of any information or material belonging to TRX that may be in such Customer’s possession for use in connection with the Customer’s access to and utilization of the TRAVELTRAX Services. Notwithstanding anything herein to the contrary, AXP shall have no liability for the actions or inactions of AXP’s Customers with respect to the TRAVELTRAX Services. In no event shall the preceding sentence be interpreted to relieve AXP from liability for payment for the TRAVELTRAX Services.

2.2 Grant of Services Distribution Rights. TRX grants to AXP a non-exclusive right to promote, market and resell the Services to AXP Customers subject to the provisions of this SOW and the Agreement.

2.3 Rights to Updates. AXP shall be entitled to promote, market, and resell Updates to the Services in accordance with the Agreement.

2.4 Rights to New Functionality. Subject to Section 4.1.1 of the Agreement, if TRX introduces new functionality into the Services, TRX may, in its sole discretion, offer such new functionality to all its clients for an additional fee specified by TRX. AXP shall be under no obligation to acquire such new functionality.

2.5 Right to Private Label the TRAVELTRAX Services. AXP shall have the right to display the TRAVELTRAX Services on the Internet using AXP’s own trademarks, trade names, and service marks (“Private Label”) so long as AXP: (i) follows all guidelines as set forth in Exhibit G ; and (ii) limits access to the Private Label TRAVELTRAX Services to AXP itself and its Customers.

2.6 Reserved.

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2.7 Authorized Uses of TRAVELTRAX Web Reporting. AXP and its Affiliates may use the TRAVELTRAX Web Reporting portion of the TRAVELTRAX Services solely in connection with the TRAVELTRAX Data and enable the personnel of AXP and its Affiliates to access and operate TRAVELTRAX Web Reporting through an extended computer network (such as the Internet) and through such access to generate reports, and enable the personnel of Customers to which AXP provides services to access and operate TRAVELTRAX Web Reporting through an extended computer network (such as the Internet) and through such access to general reports pertaining to such Customer.

2.8 Provision of Other Services. If TRX agrees to perform services that are not described in Exhibit A, the parties will execute an amendment to this SOW or an individual Task Order under this SOW, as applicable. Such amendment or task order must be executed by authorized signatories of the parties prior to TRX beginning any additional services.

2.9 Existing and Prospective TRX TRAVELTRAX Customers. *

2.10 Support Services. During the term of this SOW, TRX will provide maintenance and support services to AXP and its Customers for the TRAVELTRAX Services in accordance with the Service Level Agreement attached in Exhibit B. AXP shall provide first level support to its Customers or, alternatively, AXP may request TRX to provide such first level support directly to AXP Customers, and TRX shall provide such first level support in accordance with the Service Level Agreement in Exhibit B.

2.11 AXP Systems. AXP shall be solely responsible for procuring and maintaining the necessary hardware and software for accessing and utilizing the Services.

2.12 Provision of AXP Data. Vendor acknowledges that AXP makes no representation or warranty for the quality and accuracy of all AXP Data and other input provided to Vendor by AXP or any party on AXP’s behalf. Notwithstanding the foregoing, AXP’s warranties in Section 18.2 of the Agreement are applicable to this SOW. Vendor shall not be responsible or liable for any delay resulting from any failure of AXP to comply with AXP’s obligations under this SOW, unless such delay is caused by Vendor’s failure to comply with Vendor’s obligations under this SOW. Vendor shall have no responsibility for the quality or accuracy of AXP Data as provided to Vendor under this SOW by or on behalf of AXP nor shall Vendor have any responsibility for use of the data by AXP or its Customers or for the results obtained by AXP or its Customers from their use of the data. Further:

a.	Internally Provided Data. If AXP is directly providing AXP Data to TRX (“Internally Provided Data”), AXP must bear the expense of providing such data to TRX.

b.

Externally Provided Data. If AXP’s Customer requests that AXP Data be provided by a third-party (a “Data Provider”), AXP acknowledges that Vendor will not be required to receive such data unless Vendor and AXP’s Customer executes a mutually agreeable industry standard data protection letter of agreement, and AXP’s Customer provides such letter to AXP’s Customer’s named Data Providers so that Vendor may receive the data necessary for AXP to use the Services (“Externally Provided Data”). Vendor shall not be liable for delays resulting from AXP’s Customer’s failure to execute a data protection letter of agreement or for the Data Provider’s failure or delay in providing such data to Vendor. Additionally, Vendor may provide Data Providers with a TRAVELTRAX utility (Agency ETL) to facilitate Vendor’s receipt of such

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Externally Provided Data. If AXP’s Data Providers do not use the TRAVELTRAX utility or do not transmit the AXP Data in a TRX-preferred file format, then Vendor will notify AXP that such Data will need to be converted to a TRX-preferred file format and shall provide AXP with an estimate of the cost of such conversion. Vendor will not be required to accept such Data unless AXP bears the expense of such conversion. Notwithstanding anything contained in this SOW to the contrary, AXP’s use of the Services is contingent upon Data Providers giving Vendor access to AXP’s Externally Provided Data to the extent that such Externally Provided Data is required to perform the Services.

2.13 Access by Authorized Users. AXP shall be solely responsible for: (a) issuing initial passwords to Authorized Users; and (b) implementing any changes to Authorized Users’ profiles and access rights commensurate with such Authorized Users’ level of authority to utilize the Services.

3.	TERM AND TRANSITION ASSISTANCE.

3.1 Term: The term of this SOW No. 7 shall be from the Effective Date until 31 December 2012.

3.2 Transition Assistance: Upon termination of this SOW for any reason (except for non-payment by AXP), Vendor’s obligation to provide the Services hereunder pursuant to the terms and prices set forth herein shall, upon AXP’s request, continue for a period of up to * after termination (“Transition Period”) and thereafter shall immediately cease. Irrespective of whether AXP requests Services during the Transition Period, Vendor shall cooperate and provide such assistance as is reasonably necessary to transfer the Services to another vendor or to AXP, including prompt delivery to AXP of all Customer Data and AXP Data in the standard format originally received by Vendor (such assistance, “Transition Assistance”). Except (i) with respect to such AXP Data delivery in the original format, or (ii) in the event of termination by AXP for cause, Vendor shall be compensated for the Transition Assistance on a time and materials basis at the hourly Consulting Services Fee listed in Exhibit D. After the expiration of the Transition Period, Vendor shall, at AXP’s direction, destroy or return to AXP all AXP’s Proprietary Information and AXP Intellectual Property in Vendor’s possession. For clarity, this Section 4.0 shall supersede Section 22.3 in the Agreement.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.		TRX, INC.

By:	/s/ John Fredell	By:	/s/ David D. Cathcart
Name:	John Fredell	Name:	David D. Cathcart
	(Type or print)		(Type or print)
Title:	Purchasing Manager	Title:	CFO
Date:	8/17/11	Date:	17 August 2011

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EXHIBIT A

to Amended and Restated Statement of Work No. 7, dated as of August 17, 2011

TRAVELTRAX SERVICES DESCRIPTION

TRX will provide AXP and AXP’s Customers with a Web-based, corporate travel data reporting tool to provide comprehensive and timely reporting services (the “Services” or the “TRAVELTRAX Services”). The TRAVELTRAX Services will be provided for each individual Customer and will include only those services listed below.

Implementation Services:

The initial Implementation Services will be limited to those tasks outlined below in this Exhibit A. Additional services, including but not limited to data cleanse, enhancement, and forensics, may be requested pursuant to the execution of a Task Order as described in Section 4.3 of the Agreement. Implementation Services are subject to the Fees outlined in Exhibit D and include the following activities:

*

•	Implementation Kick-Off, will include assessment of AXP’s top priorities for Customer implementation.

•

Implementation Services will include * of training via WebEx. Additional WebEx training will be offered at the Consulting Services Fees described in Exhibit D plus any actual travel and related expenses.

•	For each Customer authorized by AXP, TRX shall perform Implementation Services #5-7 referenced above, and such Implementation Services shall be subject to the Fees outlined in Exhibit D.

•	AXP Responsibilities:

•	Attendance in weekly or bi-weekly meetings during implementation phase(s) of roll out.

•

Serve as key contact and relationship manager with each Customer and each respective Data Provider, as maximum utilization of TRAVELTRAX Services is reliant upon TRX’s receipt of timely and accurate data from such Data Providers.

Ongoing Reporting Services: Each Customer implemented as described above will receive the Reporting Services on an ongoing basis subject to the Fees outlined in Exhibit D. Such Reporting Services will be limited to the access of the TRAVELTRAX Database that TRX has populated on AXP’s behalf with the TRAVELTRAX Data and the use of the TRAVELTRAX Web Reporting to generate certain reports and perform certain data enhancements as further described below.

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•

Population of the TRAVELTRAX Database. Vendor shall import certain data feeds containing TRAVELTRAX Data into the TRAVELTRAX Database. TRAVELTRAX Data shall be categorized according to Data Type, and the importing and processing of such TRAVELTRAX Data for each Customer shall be subject to the Transaction Fees outlined in Exhibit D.

•

Reporting Packages. Vendor shall provide AXP and AXP’s Customers with access to TRAVELTRAX Web Reporting during the term of the SOW to generate the following collections of reports (the “Report Packages”). The fees for such Reporting Packages are included in the Transaction Fees outlined in Exhibit D.

*

From time to time, TRX may, in its sole discretion, increase or modify the type and number of standard reports in each Reporting Package upon written notice to AXP. AXP shall have access to all standard reports offered under each Reporting Package listed above, and in the event AXP requests TRX to customize a report, such customization will be billed at the Consulting Services Fee referenced in Exhibit D.

•

Data Enhancements. Vendor shall provide AXP with access to the following additional transaction processing services for enhanced reporting (the “Data Enhancements”) as listed below subject to the Data Enhancement Transaction Fees outlined in Exhibit D. During the term of the SOW, in the event AXP elects to receive additional Data Enhancements offered by TRX, the scope and pricing of such Data Enhancements will be documented in an amendment to this SOW and mutually agreed between the parties.

*

Optional Services:

*. Upon AXP’s written request, TRX will * in TRAVELTRAX, so that AXP’s Customers will experience the same look and feel in using the TRAVELTRAX Services as they have *. The look and feel of * under the Agreement. The parties will execute an amendment to this SOW or an individual Task Order under this SOW, as applicable. Such amendment or Task Order must be executed by authorized signatories of the parties prior to TRX beginning any additional services.

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EXHIBIT B

to Amended and Restated Statement of Work No. 7, dated as of August 17, 2011

SERVICE LEVEL AGREEMENT

This Exhibit B sets forth certain levels of service that TRX is required to meet in performing the TRAVELTRAX Services during the Term (“Service Levels”). TRX shall provide support to AXP, and AXP shall provide support directly to its Customers, or at AXP’s request, TRX shall provide support directly to AXP Customers.

1. ERROR DEFINITIONS AND RESPONSE TIMES.

a. A “Critical Problem” is an error resulting in AXP’s or AXP’s Customer’s inability to use the Services; an example is the inability to use the reporting website. TRX will respond to and use reasonable efforts to correct reported Critical Problems within *.

b. A “Major Problem” is an error that materially restricts AXP’s or AXP’s Customer’s use of the Services but does not render the Services completely unusable; examples include the inability to use a function or feature, or a failure that requires ongoing intervention to maintain productive use. TRX will respond to and use reasonable efforts to correct Major Problems within * or less.

c. A “Minor Problem” is an error that does not materially restrict use of the Services but causes reduced functioning of non-critical Service features. TRX will respond to and use reasonable efforts to correct Minor Problems in * or less.

2. PROCEDURES.

a. In the event AXP encounters an error, bug or malfunction in the Services, AXP’s or AXP’s Customer’s operational representative(s) shall promptly provide written notice to TRX, describing the problem and indicating its severity.

b. TRX shall use reasonable efforts to verify the cause of the problem, and if the error is due to any act or omission of TRX, TRX’s sole obligation shall be to use reasonable efforts to correct the reported problem.

c. TRX will respond to each reported error in writing with an estimate of the time necessary to resolve the error and will use reasonable efforts to correct errors as promptly as possible.

d. TRX will advise AXP or AXP’s Customer, as applicable, in writing upon implementation of error corrections.

e. With respect to a Critical Problem report that is not resolved in less than *, TRX will: a) promptly assign a data analyst to investigate the error; b) provide AXP or AXP’s Customer, as applicable, with status updates every * until resolution; and c) use reasonable efforts to provide a workaround or correction on an urgent, first priority basis.

f. AXP or AXP’s Customer shall provide TRX with all information which it may have which would aid TRX in replicating and resolving any issues encountered with the Services, and shall cooperate with TRX in resolving, correcting and/or addressing any errors or issues encountered.

g. TRX shall provide reasonable telephone and electronic assistance, during TRX’s normal support business hours, currently defined as *. Telephone support is available at *, via a toll-free phone number in the US and Canada *, a toll-free number in the UK and a toll number for all other regions. Voice-mail is available for non-emergency calls. TRX support can be obtained by sending e-mail to atltraveltraxsupport@trx.com or an alternate address that may be supplied by TRX from time to time. In addition to phone and email support, Frequently Asked Questions screens are available throughout the application.

3. ACKNOWLEDGEMENT. AXP acknowledges that some errors may not be within TRX’s ability to control or fix. TRX shall use reasonable efforts to verify the cause of the problem, and if the error is due to any act or omission of TRX, TRX’s sole obligation shall be to use its reasonable efforts to correct the reported problem. TRX shall have no obligation regarding any problem that is outside of its control or otherwise not due to any act or omission of TRX.

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4. SCHEDULED MAINTENANCE. From time to time, TRX shall designate certain time periods (“Scheduled Maintenance Windows”) during which it may limit or suspend the availability of the Services to perform necessary maintenance or upgrades. In addition, TRX reserves the right to perform any required maintenance work outside of the Scheduled Maintenance Window with prior written notice to AXP. As of the Effective Date of this Agreement, the regularly-scheduled maintenance windows are * Eastern time, on Wednesdays, and on Saturdays * Eastern time.

5. ADDITIONAL SUPPORT.

a. Customization. Upon AXP’s request, and in TRX’s reasonable and sole discretion, TRX shall use reasonable efforts to provide new or modified functionality for AXP or AXP’s Customers. Prior to commencement of any such customization, the parties will execute a Task Order containing development specifications and cost estimates based on the then prevailing customization fees. Customization of the Services may include, but is not limited to, development of TRAVELTRAX reports, consultation regarding administration of the Services, the addition, deletion or modification of Data Source Files and/or Output Data Files, and changes related to Data Source Providers. No such customization shall be considered AXP Developed Property under this SOW unless specifically identified as such in the Task Order.

b. TRAVELTRAX Support. AXP will not be invoiced for TRAVELTRAX Support when TRX uses resources to perform routine procedures to monitor or maintain the Services and the associated load and delivery processes, nor in the event that an error is caused by an act or omission of TRX. AXP requests related to customization as described in Section 5(a) above, custom Support Services (i.e. above and beyond the Support that is included with the TRAVELTRAX Services), and support for any problem that is outside of TRX’s control or otherwise not due to any act or omission of TRX are excluded from the definition of TRAVELTRAX Support, and thus will result in additional fees to AXP. TRAVELTRAX Support hours are listed at www.traveltrax.com.

c. Service Level. TRX will maintain availability of the Services so as to meet or exceed the following Service Levels:

Service Level	Description	Min Service Level
Operational Hours	Hours for which the Services are to be available for access by AXP and its Customers.	*

System Availability*	The percentage time that the Services is in service and fully available for access and data input by AXP and its Customers.	*

*	Calculated as follows: for a single month, the aggregate amount of actual uptime expressed as a percentage of the scheduled uptime less excusable downtime (for scheduled maintenance) for the TRAVELTRAX Services (i.e., System Availability = Actual Uptime / (Scheduled Uptime – Excusable Downtime)).

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EXHIBIT C

to Amended and Restated Statement of Work No. 7, dated as of August 17, 2011

VENDOR KEY PERSONNEL AND PROJECT MANAGERS

Not Applicable.

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EXHIBIT D

to Amended and Restated Statement of Work No. 7, dated as of August 17, 2011

FEES

TRAVELTRAX PRICING AND PAYMENT TERMS

Single Payer. TRX shall directly invoice AXP as the single payer of all fees incurred hereunder, and AXP shall be responsible for payment to TRX of such fees, including without limitation AXP Customers’ Transaction Fees. TRX shall include with its invoices to AXP details of the invoiced fees reasonably sufficient to enable it to allocate and/or invoice such fees to its Customers.

Fee Schedule. Each Customer’s pricing for TRAVELTRAX Services is determined by the duration of the implementation, number and complexity of data feeds, the number and type of Transactions processed by the TRAVELTRAX Services plus any additional services requested by the Customer. The specific fees for AXP’s and each Customer’s use of the Services is outlined in the Fee Schedule below.

*

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*

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*

Pricing does not include any travel or other reimbursable expenses. In accordance with the Agreement, TRX will invoice AXP for all reasonable expenses incurred in TRX’s performance under this SOW at actual cost and which are approved by AXP in writing in advance of the incurrence of such expenses. Such expenses include but are not limited to: travel, lodging, and other miscellaneous expenses.

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EXHIBIT E

to Amended and Restated Statement of Work No. 7, dated as of August 17, 2011

VENDOR THIRD PARTY PROVIDERS

No Third Party Providers are engaged for the Services of this SOW.

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EXHIBIT F

to Amended and Restated Statement of Work No. 7, dated as of August 17, 2011

SERVICES/SYSTEMS ENCRYPTION INFORMATION SCHEDULE

Encryption Information

Identify each hardware and software component of each of the Services/Systems (or any component thereof) having encryption capability by its respective unbundled part number and level of encryption.

Services/Systems Component(s)	Unbundled Part Number	Level of Encryption(e.g. 40 bit, 56 bit, 128 bit etc.)	Type (e.g. DES, Blowfish, RC2, CAST etc.)
*	N/A	*	*
*	N/A	*	*

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EXHIBIT G

to Amended and Restated Statement of Work No. 7, dated as of August 17, 2011

TRX TRADEMARK GUIDELINES

When AXP private labels any TRX services, all TRX Marks may be removed except that the Private Labeled Services must include the “Powered by TRX” logo (to be provided to AXP by TRX) on the Customer login and main screens.